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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
CKE Restaurants, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statements (Nos. 33-56313, 33-55337, 333-12399, 333-12401, 33-53089, 33-31190 and 2-86142)
on Form S-8 of CKE Restaurants, Inc. of our report dated September 23, 1996 (except as to notes 4 and 11 which are as of October 1, 1996) relating to the consolidated balance sheets of Casa Bonita Incorporated and Subsidiaries as of April 1, 1996 and April 3, 1995 and the related consolidated statements of earnings, stockholder's equity and cash flows for the years then ended.

                                            /s/ KPMG PEAT MARWICK LLP

October 16, 1996
Dallas, Texas